Exhibit 99.3

PHILLIPS 66

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW, EACH OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED             , 2012:

$800,000,000 AGGREGATE PRINCIPAL AMOUNT OF 1.950% SENIOR NOTES DUE 2015 FOR ANY AND ALL OUTSTANDING 1.950% SENIOR NOTES DUE 2015,

$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 2.950% SENIOR NOTES DUE 2017 FOR ANY AND ALL OUTSTANDING 2.950% SENIOR NOTES DUE 2017,

$2,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF 4.300% SENIOR NOTES DUE 2022 FOR ANY AND ALL OUTSTANDING 4.300% SENIOR NOTES DUE 2022, AND

$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.875% SENIOR NOTES DUE 2042 FOR ANY AND ALL OUTSTANDING 5.875% SENIOR NOTES DUE 2042

THE EXCHANGE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

            , 2012

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

We have been appointed by Phillips 66 (the “Company”) to act as the exchange agent in connection with the offers of the Company to exchange (i) an aggregate principal amount of up to $800,000,000 of its 1.950% Senior Notes due 2015 (the “old 2015 notes”) for a like principal amount of its 1.950% Senior Notes due 2015 (the “new 2015 notes”), (ii) an aggregate principal amount of up to $1,500,000,000 of its 2.950% Senior Notes due 2017 (the “old 2017 notes”) for a like principal amount of its 2.950% Senior Notes due 2017 (the “new 2017 notes”), (iii) an aggregate principal amount of up to $2,000,000,000 of its 4.300% Senior Notes due 2022 (the “old 2022 notes”) for a like principal amount of its 4.300% Senior Notes due 2022 (the “new 2022 notes”), and (iv) an aggregate principal amount of up to $1,500,000,000 of its 5.875% Senior Notes due 2042 (the “old 2042 notes” and, together with the old 2015 notes, the old 2017 notes and the old 2022 notes, the “Old Notes”) for a like principal amount of its 5.875% Senior Notes due 2042 (the “new 2042 notes” and, together with the new 2015 notes, the new 2017 notes and the new 2022 notes, the “New Notes”) upon the terms and subject to the conditions set forth in the Prospectus dated             , 2012 (the “Prospectus”) and in the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal,” and together with the Prospectus, the “Exchange Offers”). Capitalized terms used herein but not defined herein shall have the same meanings given to them in the Prospectus.

Enclosed herewith are copies of the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use and for the information of our clients, including an Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offers with respect to Old Notes in certified form or Old Notes accepted for clearance through the facilities of the Depository Trust Company (“DTC”) if (i) certificates of Old Notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the Expiration Date or (ii) a book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold the Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers; and

5. Return envelopes addressed to The Bank of New York Mellon Trust Company, N.A., the exchange agent for the Exchange Offers.

PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON             , 2012, UNLESS EXTENDED OR EARLIER TERMINATED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

The Company has not retained any dealer-manager in connection with the Exchange Offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of the Old Notes pursuant to the Exchange Offers. You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

Additional copies of the enclosed materials may be obtained by contacting the exchange agent as provided in the enclosed Letter of Transmittal.

Very truly yours,

The Bank of New York Mellon Trust Company, N.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.